UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 4, 2025

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000, Washington, D.C.	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SXTP	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 4, 2025, 60 Degrees Pharmaceuticals, Inc. (the “Company”) entered into an option agreement (the “Option Agreement”) with The Florida State University Research Foundation, Inc (“FSURF”), the owner of certain patent rights and other patent and technology rights (“Patent and Technology Rights”) relating to large scale purification of castanospermine.

Pursuant to the Option Agreement, FSURF granted the Company an exclusive, limited-term option to negotiate a royalty-bearing, exclusive license to such Patent and Technology Rights within defined fields of use (the “Option Rights”).

The option period commenced on April 4, 2025, and will continue for twelve months (the “Option Period”), unless terminated earlier upon execution of a license agreement or pursuant to the termination provisions in the Option Agreement. During the Option Period, the Company may use Patent and Technology Rights solely for evaluation purposes.

The Option Agreement also includes certain provisions relating to indemnification and termination rights. The Option Agreement and the Option Rights shall not be assignable, whether by operation of law or otherwise, and any attempt to do so shall be void.

The Company does not consider the Option Agreement to be material to its business or operations. As of the date of this Current Report on Form 8-K (this “Form 8-K), other than the limited right to use the Patent and Technology Rights solely for evaluation purposes, the Company has not been granted any exclusive license to the Patent and Technology Rights pursuant to a definitive license agreement.

Castanospermine is a bioactive alkaloid derived from the Australian Chestnut tree (Castanospermum australe). The Company has a long-standing intellectual property position around the development of a synthetic castanospermine derivative, celgosivir, for viral diseases. Moreover, extensive scientific literature suggests short-course botanically-derived castanospermine regimens may potentially beneficial metabolic and immunomodulatory effects. The development and commercialization route for botanical extracts is far more efficient and less costly than for prescription pharmaceuticals.

Given the new U.S. policy emphasis on health and wellness and the changing regulatory framework for pharmaceutical product approval, the Company intends to explore the safety, commercial and technical feasibility of commercializing non-prescription botanical extracts from Australian Chestnut trees. The Option Rights will preserve the Company’s exclusive opportunity to evaluate and potentially license the Patent and Technology Rights as it conducts its assessment over the next six to twelve months. Through prior agreements, the Company has at least 8.8 kgs of Australian Chestnut extract in inventory, should a decision be made to pursue commercialization of a new botanical product.

The information set forth under this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking and Cautionary Statements

This Form 8-K contains “forward-looking” statements and information based on management’s current expectations as of the date of this document. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Form 8-K are qualified by these cautionary statements and are made only as of the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 DEGREES PHARMACEUTICALS, INC.

Date: April 9, 2025	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President

2